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                                                                   EXHIBIT 10.22

                             CONSULTING AGREEMENT


          THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of this 1st day of January, 1998 by and between Horizon Offshore, Inc., a Delaware corporation (the "Company"), and Edward L. Moses, Jr. (the "Consultant").

                                  WITNESSETH:

          WHEREAS, the Company wishes to assure itself of the services of the Consultant and the Consultant desires to provide his service as an advisor to the Company on the terms and conditions provided for in this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties agree as follows:

          Section 1. Position; Duties. On the terms set forth herein, the Consultant shall serve as a consultant and advisor to the Chairman of the Board of the Company and the Company's executive management team in connection with the Company's strategic planning, business development and such other matters as may be referred to him by the Chairman of the Board. The Consultant agrees to devote such of his time, skill, labor and attention to the performance of such services as may be necessary to perform his duties under this Agreement.

          Section 2.   Term.    Except as provided in Section 5, the engagement
of the Consultant by the Company shall begin on the date of this Agreement and shall terminate upon the earliest of (i) the Consultant's death, (ii) the second anniversary of the date of this Agreement or (iii) the parties' mutual consent.

          Section 3. Compensation. In consideration of the services to be rendered by the Consultant, the Company shall grant the Consultant an option to purchase 50,000 shares of the Company's common stock, $1.00 par value per share, pursuant to a Stock Option Agreement between the Consultant and the Company in the form attached hereto as Exhibit "A."

          Section 4. Nature of the Relationship. The Company and the Consultant understand and agree that the Consultant is an independent contractor and is not an employee of the Company. Accordingly, the Consultant acknowledges and agrees that he will not be treated as an employee for purposes of any federal or state law.
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          Section 5.   Nondisclosure of Confidential Information.  The
Consultant shall not intentionally, during the term of this Agreement or at any time thereafter, unless specifically authorized by a resolution of the Board of Directors of the Company, use or disclose to any person or entity, any confidential or secret information with respect to the business or affairs of the Company, or any of its subsidiaries, including any material, non-public information regarding the Company or its subsidiaries, unless such information becomes generally available to the public (and only after it becomes so available), the Consultant believes in good faith that disclosure is legally required by law, such as in connection with tax or other governmental filings, or such as in connection with resolution of disputes, if any, between the Consultant and the Company. The Consultant agrees that all confidential and other information, data and other property prepared, compiled or developed by the Consultant on behalf of the Company while retained by the Company hereunder shall be the property of the Company. All files and records belonging to the Company in the Consultant's possession shall be the property of the Company and shall be returned to the Company upon termination of the Consultant's engagement hereunder.

          Section 6. Integrated Agreement; Amendments. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties. This Agreement may be amended or modified at any time in all respects, but only by an instrument in writing executed by the parties hereto.

          Section 7. Choice of Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within such State.

          Section 8. Successors. This Agreement shall be binding and inure to the benefit of the Company and the Consultant and to each of their respective successors, executors, heirs and permitted assigns. Neither the Company nor the Consultant may assign their respective rights or obligations hereunder, including in the case of the Company, any transfer or assignment of its obligations and rights pursuant to a merger, consolidation, share exchange or other similar transaction that will cause the Company to experience a change of control, without the prior written consent of the other party hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    HORIZON OFFSHORE, INC.


                                    By: /s/JONATHAN D. POLLOCK
                                        ------------------------
                                        Jonathan D. Pollock

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                                        Chairman of the Board


                                        /s/EDWARD L. MOSES
                                        ------------------------
                                        Edward L. Moses. Jr.

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